Exhibit 99.1

For Release:  4:01 p.m. Eastern, August 6, 2014

Molycorp (NYSE: MCP) Reports Second Quarter 2014 Financial Results

Greenwood Village, CO (August 6, 2014) - Molycorp, Inc. (NYSE: MCP) (“Molycorp” or the “Company”) today announced financial and operating results for the second quarter 2014.

The Company reported second quarter product sales volume of 2,996 metric tons (mt), a 15% decrease over the first quarter 2014, at an average selling price ("ASP") of $39.02/kg, a 16% increase over the preceding quarter's ASP of $33.69/kg.
Net revenues for the second quarter were $116.9 million, a 1% decrease from the first quarter 2014.
The Company reported a net loss of $0.37 per share for the quarter. The Company reported a net loss of $0.29 per share for the quarter on an adjusted non-GAAP basis.
Molycorp's Resources segment, comprised of its Mountain Pass, California rare earth mine and processing facility, sold 974 mt of rare earth oxide ("REO") equivalent products for $10.0 million in revenues. ASP for the quarter was $10.30/kg. Production volume for the quarter was 1,639 mt, a 48% increase over first quarter production of 1,111 mt. Cash cost for production dropped to $16.54/kg, a 39% decrease over production cash costs of $27/kg in the previous quarter.
The Company's Chemicals and Oxides segment sold 1,582 mt and reported $48.6 million in revenues. The slight decrease in volume was offset by higher ASP due to a favorable increase of Nd and Pr in the product mix.
Its Magnetic Materials and Alloys segment sold 1,383 mt of magnetic powders. Revenues for the segment were $54.4 million on ASP of $39.31/kg.
Finally, Molycorp's Rare Metals segment reported sales volume of 79 mt on revenues of $15.9 million. ASP for the segment was $201.81/kg.

MOLYCORP ANNOUNCES COMMITMENT FOR A $400 MILLION FINANCING ARRANGEMENT
In a separate press release, the Company announced that it has entered into a commitment letter for a $400 million financing arrangement with funds managed by Oaktree Capital Management, L.P. ("Oaktree"). Under the arrangement, Oaktree will provide Molycorp and certain of the Company's subsidiaries up to $400 million in secured financing through credit facilities and the sale and leaseback of certain equipment at the Company's Mountain Pass facility (the "Financings"). $250 million of the Financings will be available to be borrowed at the closing of the Financings, with the remaining $150 million available until April 30, 2016 if Molycorp satisfies certain financial and operational conditions. The closing of the Financings is subject to the satisfaction of certain customary closing conditions. More details are available in the Company press release announcing this commitment.

SECOND QUARTER 2014 RESULTS
The Company reported consolidated net revenues of $116.9 million, a 1% decrease over the first quarter of 2014.
During the second quarter, the Company sold 2,996 mt of product at an ASP of $39.02/kg, and generated a gross loss of $16.6 million. This compares to sales volumes of 3,518 mt at an ASP of $33.69/kg and a gross loss of $23.1 million during the first quarter of 2014. The Company produced 1,639 mt of rare earth oxides at its Mountain Pass facility during the second quarter, a 48% increase over first quarter production. The company continues to optimize operations, ahead of certain de-bottlenecking projects.
Molycorp reported a loss attributable to common stockholders of $83.9 million, or $0.37 per share. Adjusted loss per share of $0.29 in the second quarter does not reflect out-of-ordinary business expenses, and certain other non-cash items.
The Company reported negative cash flows from operating activities of $72.5 million for the quarter ended June 30, 2014, and had $156.4 million in cash and cash equivalents as of June 30, 2014.
During the three months ended June 30, 2014, Molycorp's capital expenditures were $15.0 million on a cash basis.

CONFERENCE CALL TOMORROW AT 9:00 A.M. EASTERN STANDARD TIME

Molycorp will conduct a conference call on Thursday, August 7, 2014 to discuss these results at 9:00 a.m. EST, hosted by Geoff Bedford, President and Chief Executive Officer, and Michael Doolan, Executive Vice President and Chief Financial Officer. Investors interested in participating in the live call from the U.S. should dial +1 (800) 884-5695 and reference passcode number 14991030. Those calling from outside the U.S. should dial +1 (617) 786-2960 and reference the same passcode as above.

There will also be a simultaneous live audio webcast available on the Investor Relations section of the Company's website at www.molycorp.com/investors. The webcast will be archived on the website. A PowerPoint presentation that will be broadcast live via webcast during the conference call will be made available on the website immediately prior to the call.

NON-GAAP ADJUSTED NET LOSS, OIBDA and ADJUSTED OIBDA

Adjusted Net Loss excludes certain non-cash items and other out-of-ordinary business expense and operational expansion items. The Company defines OIBDA as operating income before depreciation, amortization and accretion. Adjusted OIBDA consists of OIBDA excluding certain non-cash items and other out-of-ordinary business expense and operational expansion items. Adjusted Net Loss, OIBDA and Adjusted OIBDA are all non-GAAP financial measures. There have been no changes in the calculation method of previously disclosed non-GAAP financial measures. The Company's management believes adjusting out these items from Net Loss and OIBDA, including but not limited to purchase accounting adjustments, stock-based compensation, out-of-ordinary expenses/income, asset impairment charges and other miscellaneous charges, is useful to investors because it provides an overall understanding of the Company's historical financial performance and future prospects. Management believes that Adjusted Net Loss, OIBDA and Adjusted OIBDA are an indication of the Company's base-line performance. Exclusion of these items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

# # #

FOR MORE INFORMATION:

Company Contacts:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
jim.sims@molycorp.com

Brian Blackman, +1 (303) 843-8067
Vice President Investor Relations
brian.blackman@molycorp.com

FINANCIAL STATEMENTS AND SUPPLEMENTARY TABLES

TABLE 1: BALANCE SHEETS
MOLYCORP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$156,372	$314,317
Trade accounts receivable, net	47,031	61,757
Inventory	182,022	171,783
Prepaid expenses and other current assets	33,867	29,210
Total current assets	419,292	577,067
Non-current assets:
Deposits	25,698	25,997
Property, plant and equipment, net	1,743,494	1,762,874
Inventory	25,934	25,329
Intangible assets, net	318,954	330,867
Investments	46,303	48,875
Goodwill	228,750	228,750
Other non-current assets	22,821	7,043
Total non-current assets	2,411,954	2,429,735
Total assets	$2,831,246	$3,006,802
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$63,082	$84,449
Accrued expenses	47,005	48,501
Debt and capital lease obligations	14,230	16,362
Other current liabilities	4,386	4,063
Total current liabilities	128,703	153,375
Non-current liabilities:
Asset retirement obligation	16,523	16,966
Deferred tax liabilities	78,424	85,481
Debt and capital lease obligations	1,378,669	1,363,916
Other non-current liabilities	10,256	10,002
Total non-current liabilities	1,483,872	1,476,365
Total liabilities	$1,612,575	$1,629,740

Stockholders’ equity:
Common stock, $0.001 par value; 700,000,000 shares authorized at June 30, 2014 and 350,000,000 at December 31, 2013	245	241
Preferred stock, $0.001 par value; 5,000,000 shares authorized at December 31, 2013	—	2
Additional paid-in capital	2,207,938	2,194,405
Accumulated other comprehensive loss	(7,412)	(6,451)
Accumulated deficit	(1,010,435)	(840,474)
Total Molycorp stockholders’ equity	1,190,336	1,347,723
Noncontrolling interests	28,335	29,339
Total stockholders’ equity	1,218,671	1,377,062
Total liabilities and stockholders’ equity	$2,831,246	$3,006,802

TABLE 2: INCOME STATEMENTS AND EARNINGS PER SHARE

MOLYCORP, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except shares and per share amounts)

	Second Quarter	First Quarter	Second Quarter
	2014	2014	2013
Revenues	$116,907	$118,526	$136,112
Costs of sales:
Costs excluding depreciation and amortization	(113,399)	(125,473)	(135,724)
Depreciation and amortization	(20,079)	(16,147)	(18,424)
Gross loss	(16,571)	(23,094)	(18,036)
Operating expenses:
Selling, general and administrative	(20,424)	(17,956)	(26,059)
Depreciation, amortization and accretion	(7,257)	(7,201)	(8,278)
Research and development	(4,483)	(2,766)	(6,506)
Operating loss	(48,735)	(51,017)	(58,879)
Other expenses:
Other expense	296	474	2,813
Interest expense, net of capitalized interest	(41,285)	(35,639)	(14,869)
Loss before income taxes and equity earnings	(89,724)	(86,182)	(70,935)
Income tax benefit	7,427	1,907	3,530
Equity in loss of affiliates	(1,553)	(1,723)	(3,284)
Net loss	(83,850)	(85,998)	(70,689)
Net income attributable to noncontrolling interests	(49)	(63)	(486)
Net loss attributable to Molycorp stockholders	$(83,899)	$(86,061)	$(71,175)

Earnings per share of common stock:
Net loss attributable to Molycorp stockholders	$(83,899)	$(86,061)	$(71,175)
Dividends on Convertible Preferred Stock	—	(2,846)	(2,846)
Loss attributable to common stockholders	$(83,899)	$(88,907)	$(74,021)

Weighted average common shares outstanding—basic	224,223,506	221,374,589	168,075,012
Basic loss per share:	$(0.37)	$(0.40)	$(0.44)

Weighted average common shares outstanding—diluted	224,223,506	221,374,589	168,075,012
Diluted loss per share:	$(0.37)	$(0.40)	$(0.44)

TABLE 3: STATEMENTS OF CASH FLOWS

MOLYCORP, INC
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(169,849)	$(108,842)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, amortization and accretion	50,685	49,399
Deferred income tax benefit	(14,712)	(29,496)
Inventory write-downs	36,863	47,958
Release of inventory step-up value	719	3,499
Stock-based compensation	2,288	794
Equity in results of affiliates	3,275	6,356
Other operating adjustments	4,396	(846)
Net change in operating assets and liabilities	(31,913)	(42,863)
Net cash used in operating activities	(118,248)	(74,041)
Cash flows from investing activities:
Investment in joint ventures	(703)	(3,423)
Capital expenditures	(44,687)	(264,726)
Recovery from insurance claims	12,900	—
Other investing activities	395	(224)
Net cash used in investing activities	(32,095)	(268,373)
Cash flows from financing activities:
Repayments of debt	(3,079)	(27,283)
Net proceeds from sale of common stock	—	248,150
Issuance of 5.50% Convertible Notes	—	165,600
Payments of preferred dividends	(2,846)	(5,693)
Dividend paid to noncontrolling interests	(1,135)	(1,946)
Other financing activities	164	(360)
Net cash (used in) provided by financing activities	(6,896)	378,468
Effect of exchange rate changes on cash	(706)	318
Net change in cash and cash equivalents	(157,945)	36,372
Cash and cash equivalents at beginning of the period	314,317	227,790
Cash and cash equivalents at end of period	$156,372	$264,162

TABLE 4: SEGMENT INFORMATION

Three months ended June 30, 2014	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other (a)	Eliminations(b)	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$2,331	$45,437	$53,195	$15,944		$—	$116,907
Inter-segment	7,706	3,195	1,165	—		(12,066)	—
Total revenues	$10,037	$48,632	$54,360	$15,944		$(12,066)	$116,907
OIBDA	$(30,298)	$4,836	$11,812	$740
Depreciation, amortization and accretion	(17,009)	(3,908)	(4,261)	(2,101)
Operating (loss) income	$(47,307)	$928	$7,551	$(1,361)	$(9,083)	$537	$(48,735)
Other income							296
Interest expense, net of capitalized interest							(41,285)
Loss before income taxes and equity earnings							$(89,724)

Three months ended March 31, 2014	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other (a)	Eliminations(b)	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$3,111	$40,271	$54,720	$20,424		$—	$118,526
Inter-segment	12,453	6,285	1,218	—		(19,956)	—
Total revenues	$15,564	$46,556	$55,938	$20,424		$(19,956)	$118,526
OIBDA	$(36,445)	$3,299	$13,676	$(70)
Depreciation, amortization and accretion	(13,091)	(3,872)	(4,237)	(2,093)
Operating (loss) income	$(49,536)	$(573)	$9,439	$(2,163)	$(7,109)	$(1,075)	$(51,017)
Other income							474
Interest expense, net of capitalized interest							(35,639)
Loss before income taxes and equity earnings							$(86,182)

Three months ended June 30, 2013	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other (a)	Eliminations(b)	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$10,922	$34,789	$66,114	$24,287		$—	$136,112
Inter-segment	6,665	6,692	—	—		(13,357)	—
Total revenues	$17,587	$41,481	$66,114	$24,287		$(13,357)	$136,112
OIBDA	$(28,775)	$(9,585)	$18,060	$(695)
Depreciation, amortization and accretion	(11,629)	(5,589)	(7,422)	(2,005)
Operating (loss) income	$(40,404)	$(15,174)	$10,638	$(2,700)	$(9,953)	$(1,286)	$(58,879)
Other income							2,813
Interest expense, net of capitalized interest							(14,869)
Loss before income taxes and equity earnings							$(70,935)

(a)	Includes business development costs, personnel costs, stock-based compensation, accounting and legal fees, occupancy expense, information technology costs and interest expense.

(b)	Consist of inter-segment sales and gross profits elimination as well as eliminations of lower of cost or market adjustments related to inter-segment inventory.

TABLE 5: PRODUCT REVENUES, VOLUMES, ASP

	Second Quarter	First Quarter	Second Quarter
Revenues (in thousands)	2014	2014	2013
Resources (1)	$10,037	$15,564	$17,587
Chemicals and Oxides (2)	48,632	46,556	41,481
Magnetic Materials and Alloys (3)	54,360	55,938	66,114
Rare Metals (4)	15,944	20,424	24,287
Inter-segment eliminations	(12,066)	(19,956)	(13,357)
Total Net Revenues	$116,907	$118,526	$136,112
Volumes (in metric tons)
Resources	974	988	1,049
Chemicals and Oxides	1,582	1,926	1,266
Magnetic Materials and Alloys	1,383	1,374	1,485
Rare Metals	79	101	92
Inter-segment eliminations	(1,022)	(871)	(853)
ASP per kilogram
Resources	$10.30	$15.75	$16.77
Chemicals and Oxides	$30.74	$24.17	$32.76
Magnetic Materials and Alloys	$39.31	$40.71	$44.52
Rare Metals	$201.81	$202.21	$264.00

1. The Resources segment includes operations at our Mountain Pass facility where we conduct rare earth minerals extraction and processing to produce: purified unseparated light rare earth concentrates, or LREC; separated rare earth oxides, including lanthanum, cerium and neodymium/praseodymium; heavy rare earth concentrates, which include samarium, europium, gadolinium, terbium, dysprosium and others; and a line of proprietary rare earth-based water treatment products, including SorbX® and PhosFIX™.

2. The Chemicals and Oxides division includes: production of rare earths at our operations at Molycorp Silmet; separated heavy rare earth oxides and other custom engineered materials from our facilities in Jiangyin, Jiangsu Province, China; and production of rare earths, salts of REEs, zirconium-based engineered materials and mixed rare earth/zirconium oxides from our facilities in Zibo, Shandong Province, China. Rare earths and zirconium applications from products made in this segment include catalytic converters, computers, television display panels, optical lenses, mobile phones, electronic chips, and many others.

3. The Magnetic Materials and Alloys segment includes the production of Neo Powders™ through our wholly-owned manufacturing facilities in Tianjin, China, and Korat, Thailand, under the Molycorp Magnequench brand. This operating segment also includes manufacturing of neodymium and samarium magnet alloys, other specialty alloy products and rare earth metals at our MMA facility in Tolleson, Arizona. Neo Powders™ are used in the production of high performance, bonded NdFeB permanent magnets, which are found in micro-motors, precision motors, sensors, and other applications requiring high levels of magnetic strength, flexibility, small size, reduced weight, and energy efficient performance.

4. The Rare Metals segment produces, reclaims, refines and markets high value niche metals and their compounds that include gallium, indium, rhenium, tantalum, and niobium. Operations in this segment are distributed in several locations: Quapaw, Oklahoma; Blanding, Utah; Peterborough, Ontario, Canada; Sagard, Germany; Stade, Germany; Hyeongok Industrial Zone in South Korea; and Sillamäe, Estonia. Applications from products made in this segment include wireless technologies, LEDs, flat panel displays, turbines, solar power catalysts, steel additives, electronics applications, and many others.

TABLE 6: NON-GAAP ADJUSTED NET LOSS, OIBDA and ADJUSTED OIBDA RECONCILIATION

(In thousands, except shares and per share data)

Adjusted Net Loss
	Second Quarter	First Quarter	Second Quarter
	2014	2014	2013
Net loss attributable to Molycorp stockholders	$(83,899)	$(86,061)	$(71,175)
Certain non-cash and other items:
Stock-based compensation	1,466	822	1,037
Inventory write-downs (Mountain Pass)	16,593	15,693	14,330
Impact of purchase accounting on cost of inventory sold	142	577	1,002
Out-of-ordinary items:
Water removal	1,239	8,102	4,964
Income tax effect of above adjustments	(49)	(160)	(4,425)
Adjusted net loss	(64,508)	(61,027)	(54,267)
Dividends on Convertible Preferred Stock	—	(2,846)	(2,846)
Adjusted net loss attributed to common stockholders	$(64,508)	$(63,873)	$(57,113)
Weighted average common shares outstanding	224,223,506	221,374,589	168,075,012
Adjusted net loss per share	$(0.29)	$(0.29)	$(0.34)

OIBDA and Adjusted OIBDA
	Second Quarter	First Quarter	Second Quarter
Consolidated	2014	2014	2013
Operating loss	$(48,735)	$(51,017)	$(58,879)
Depreciation and amortization included in costs of sales	20,079	16,147	18,424
Depreciation, amortization and accretion	7,257	7,201	8,278
OIBDA	(21,399)	(27,669)	(32,177)

Adjusted OIBDA by Segment
Resources
OIBDA	$(30,298)	$(36,445)	$(28,775)
Stock-based compensation	182	234	139
Inventory write-downs	16,593	15,693	14,330
Water removal	1,239	8,102	4,964
Adjusted OIBDA - Resources	$(12,284)	$(12,416)	$(9,342)
Chemicals and Oxides
OIBDA	$4,836	$3,299	$(9,585)
Stock-based compensation	211	193	78
Impact of purchase accounting on cost of inventory sold	142	25	519
Adjusted OIBDA - Chemicals and Oxides	$5,189	$3,517	$(8,988)
Magnetic Materials and Alloys
OIBDA	$11,812	$13,676	$18,060
Stock-based compensation	179	144	82
Impact of purchase accounting on cost of inventory sold	—	(45)	(16)
Adjusted OIBDA - Magnetic Materials and Alloys	$11,991	$13,775	$18,126
Rare Metals
OIBDA	$740	$(70)	$(695)
Stock-based compensation	39	22	12
Impact of purchase accounting on cost of inventory sold	—	598	499
Adjusted OIBDA - Rare Metals	779	550	(184)
Corporate and other	(8,171)	(6,826)	(9,170)
Eliminations	537	(1,075)	(1,286)
Adjusted OIBDA - Consolidated	$(1,959)	$(2,475)	$(10,844)

ABOUT MOLYCORP

Molycorp is the only advanced material manufacturer in the world that both controls a world-class rare earth resource and can produce high-purity, custom engineered rare earth products to meet increasingly demanding customer specifications. A globally integrated manufacturer, the Company produces a wide variety of specialized products from 13 different rare earths (lights, mids and heavies), the transition metal yttrium, and five rare metals (gallium, indium, rhenium, tantalum and niobium). With 26 locations across 11 countries, Molycorp also produces rare earth magnetic materials through its Molycorp Magnequench subsidiary, including neodymium-iron-boron ("NdFeB") magnet powders, used to manufacture bonded NdFeB permanent rare earth magnets. Through its joint venture with Daido Steel and the Mitsubishi Corporation, Molycorp manufactures next-generation, sintered NdFeB permanent rare earth magnets. The Company also markets and sells a line of rare earth-based water treatment products. For more information please visit http://www.molycorp.com.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that represent Molycorp's beliefs, projections and predictions about future events or Molycorp's future performance. Forward-looking statements can be identified by terminology such as "may," "will," "would," "could," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to: the need to secure additional capital to implement Molycorp's business plans, and Molycorp's ability to successfully secure any such capital, including the ability to successfully complete the Financings; Molycorp's ability to optimize production at its Mountain Pass rare earth mine and processing facility, which we refer to as the Molycorp Mountain Pass facility, and the ability to develop internal and external demand for REO and other downstream products, including the ability to operate at commercial production rates and competitive cash production costs, in each case within the projected time frame; the success of Molycorp's cost mitigation efforts in connection with the optimization of the Molycorp Mountain Pass facility, which, if unsuccessful, might cause its costs to exceed budget; the final costs of Molycorp's planned capital projects, which may differ from estimated costs; Molycorp's ability to achieve fully the strategic and financial objectives related to the acquisition of Molycorp Canada, including the acquisition's impact on Molycorp's financial condition and results of operations; unexpected costs or liabilities that may arise from the acquisition, ownership or operation of Molycorp Canada; risks and uncertainties associated with intangible assets, including any future goodwill impairment charges; market conditions, including prices and demand for Molycorp's products; Molycorp's ability to control its working capital needs; foreign exchange rate fluctuations; the development and commercialization of new products; unexpected actions of domestic and foreign governments; various events which could disrupt operations, including natural events and other risks; uncertainties associated with Molycorp's reserve estimates and non-reserve deposit information, including estimated mine life and annual production; uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation; uncertainties regarding global supply and demand for rare earths materials; uncertainties regarding the results of Molycorp's exploratory drilling programs; Molycorp's ability to enter into additional definitive agreements with its customers and its ability to maintain customer relationships; Molycorp's sintered neodymium-iron-boron rare earth magnet joint venture's ability to successfully manufacture magnets within its expected timeframe; Molycorp's ability to successfully integrate other acquired businesses; Molycorp's ability to maintain appropriate relations with unions and employees; Molycorp's ability to successfully implement its vertical integration strategy; environmental laws, regulations and permits affecting Molycorp's business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining; and the outcome of the current stockholder class action litigation and derivative litigation, including any actions taken by government agencies in connection therewith.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and of the Company's Quarterly Reports on Form 10-Q. Any forward-looking statement contained in this release or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q reflects Molycorp's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Molycorp's operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.